UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed by CrossAmerica Partners LP (“CrossAmerica” or “the Partnership”) on December 17, 2018, the Partnership entered into an Asset Exchange Agreement (the “Asset Exchange Agreement”) with Circle K Stores Inc., a Texas corporation (“Circle K”), pursuant to which the Partnership and Circle K agreed to exchange (i) certain assets of the Partnership related to 56 convenience and fuel retail stores currently leased and operated by Circle K pursuant to a master lease that the Partnership previously purchased jointly with or from CST Brands, Inc. (the “master lease properties”) and 17 convenience and fuel retail stores currently owned and operated by the Partnership located in the U.S. Upper Midwest (the “Upper Midwest properties”), for (ii) certain assets of Circle K related to 192 (162 fee and 30 leased) company-operated convenience and fuel retail stores.  The transactions contemplated by the Asset Exchange Agreement are to be closed in a series of “tranche” closings, which the Partnership now expects will be completed during the first half of 2020.

Also as previously disclosed in Current Reports on Form 8-K filed by CrossAmerica on May 22, 2019, September 5, 2019 and February 26, 2020, the closings of the first three tranches of asset exchanges under the Asset Exchange Agreement occurred on May 21, 2019, September 5, 2019 and February 25, 2020.

On April 7, 2020, the closing of the fourth tranche of asset exchanges under the Asset Exchange Agreement occurred (the “Fourth Asset Exchange”). In this Fourth Asset Exchange, Circle K transferred to the Partnership 13 (11 fee; 2 leased) U.S. company-operated convenience and fuel retail stores having an aggregate value of approximately $13.1 million, and the Partnership transferred to Circle K the real property for seven of the master lease properties having an aggregate value of approximately $12.8 million.

In connection with the closing of the Fourth Asset Exchange, the stores transferred by Circle K were dealerized as contemplated by the Asset Exchange Agreement and Circle K’s rights under the dealer agreements and agent agreements that were entered into in connection therewith were assigned to the Partnership.

Relationship between the Parties.   Circle K and the Partnership are no longer related parties since November 19, 2019, when entities affiliated with Joseph V. Topper, Jr. purchased from subsidiaries of Circle K: 1) 100% of the membership interest in the sole member of the General Partner; 2) 100% of the IDRs issued by the Partnership; and 3) an aggregate of 7,486,131 common units of the Partnership. Joseph V. Topper, Jr. is the founder and, since November 19, 2019, chairman of the Board. See the Current Report on Form 8-K filed by CrossAmerica on November 21, 2019. Circle K and the Partnership have entered into real property leases and fuel supply agreements, among others. For more information about the relationship between the Partnership and Circle K, see the description thereof included in Part III, Item 13, “Certain Relationship and Related Party Transactions, and Director Independence” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: April 7, 2020